Exhibit 99.1

NEWS RELEASE FOR INFORMATION, CONTACT:

Glimcher Realty Trust	Lisa A. Indest
180 East Broad Street	CAO and SVP, Finance
Columbus, Ohio 43215	614.887.5844
www.glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE

Monday, January 12, 2015

Glimcher Shareholders Approve Acquisition by Washington Prime

COLUMBUS, OH—January 12, 2015—Glimcher Realty Trust (“Glimcher”) (NYSE: GRT) announced that its common shareholders approved the acquisition of Glimcher by Washington Prime Group Inc. (“WPG”) (NYSE: WPG) at its special meeting of shareholders held earlier today. Subject to the satisfaction or waiver of all closing conditions related to the transaction, Glimcher expects the transaction to close on January 15, 2015.

As previously announced on September 16, 2014, Glimcher, WPG and certain of their respective affiliates entered into an agreement and plan of merger under which each Glimcher common shareholder will receive, for each Glimcher common share, $10.40 in cash and 0.1989 of a share in WPG common stock at the closing. Additionally, in connection with the closing of the acquisition of Glimcher by WPG, Simon Property Group, Inc. will acquire Jersey Gardens in Elizabeth, New Jersey and University Park Village in Fort Worth, Texas, properties currently owned by Glimcher, for an aggregate purchase price of $1.09 billion, including the assumption of existing mortgage debt.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WPG and Glimcher concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG and Glimcher, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPG’s and Glimcher’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG or Glimcher to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to obtain the approval of the merger by Glimcher’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate WPG’s and Glimcher’s businesses and achieve cost savings; the effect of the announcement of the transactions on the WPG’s or Glimcher’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s and Glimcher’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s and Glimcher’s periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in the definitive proxy statement/prospectus filed by Glimcher in connection with the transaction and in WPG’s and Glimcher’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPG and Glimcher undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

About Washington Prime Group Inc.

Washington Prime Group Inc. (NYSE: WPG) is a retail REIT that owns and manages 96 shopping centers totaling more than 50 million square feet diversified by size, geography and tenancy.  Washington Prime combines a national real estate portfolio with an investment grade balance sheet and plans to leverage its expertise across the entire shopping center sector to increase cash flow through rigorous asset management of existing assets as well as select development and acquisitions of new assets with franchise value.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as outlet centers.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® is a registered trademark of Glimcher Realty Trust.

Contacts

INVESTORS:
Lisa A. Indest

CAO & Senior VP, Finance

614.887.5844
lindest@glimcher.com

MEDIA:

Karen Bailey

Senior Director, Communications & Marketing

614.887.5847

kbailey@glimcher.com